UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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USG CORPORATION

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On June 27, 2018, USG Corporation (the “Company”) posted a video to its USG Connections employee intranet page. The video shows a conversation between Jennifer Scanlon, President and Chief Executive Officer of the Company, and Alexander Knauf, General Partner of Gebr. Knauf KG (“Knauf”), related to the proposed merger between the Company and Knauf. A transcript of the video is attached as Exhibit 1. An email from Jennifer Scanlon to the Company’s employees regarding the posting of the video is attached as Exhibit 2.

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Exhibit 1

Knauf Acquisition of USG: Employee Video Transcript

JENNIFER SCANLON:

This is a terrific path forward for USG because it allows USG to finally become truly part of a global Gypsum company. Knauf’s long history of strength and leadership in Europe their long history of investment in South America, and their more recent history of investment across Asia and Australasia is the perfect marriage with USG’s long-standing market leadership here in North America.

ON-SCREEN TEXT: KNAUF A LEADING COMPANY IN THE BUILDING MATERIALS INDUSTRY More than 220 factories in over 86 countries Annual revenue of $8 billion+ 27,500 employees

ALEXANDER KNAUF:

USG is the undisputed market leader in North America. USG has a strong manufacturing excellence where, I think, Knauf can learn a lot.

We are the market leader in gypsum in Europe. We are the market leader in ceilings in Europe. We are number one ceilings in in Asia together with Armstrong and also a strong player in gypsum in Asia. What is missing on our maps is gypsum here in North America. And this is why, I think, USG and Knauf are perfect complements.

JENNIFER SCANLON:

I think one of the neat things about USG and Knauf together is the long history that we have had of multiple relationships between the joint venture for Aquapanel, which was a marriage of technology and opportunity. The history of USG Europe joining the Knauf European organization in the way that they fit together culturally.

ON-SCREEN TEXT: 2000 Knauf acquired 10% of USG Shares 2002 Knauf and USG formed Joint Venture to manufacture and distribute Aquapanel brand cement panel throughout Europe

ALEXANDER KNAUF:

Knauf is a family-owned company. It was founded by my grandfather and his brother in 1932. Both were, by education, mining engineers. And following the world recession, they started their own business knowing what the that gypsum is a wonderful mineral. They mined the gypsum by hand, burned the gypsum and then sold it on the back of the bicycle. So I was born and raised next to a gypsum board line in a small village in Germany, three and a half thousand inhabitants. I had the opportunity in 2002 to spend a year with USG. It was my first assignment abroad. What was a fantastic experience when I was touring the plants a few weeks ago, was that I met quite a lot of people again, the same people that I’ve met 16 years ago but in different positions.

JENNIFER SCANLON:

It’s one of the things I love about USG, is people join USG, they stay for their careers, they have a lot of opportunities to move through various plant roles and corporate roles.

ALEXANDER KNAUF:

What I’ve always admired with USG, it’s a real center of excellence. And my commitment to USG and to the people working for USG is to retain that culture.

JENNIFER SCANLON:

The way that I see these two cultures coming together is that at our essence USG is a manufacturing company. At our essence we’re a leader. And at our essence we have a deep respect for technology and innovation. And I believe that those are some key elements of Knauf’s culture as well.

ALEXANDER KNAUF:

Knauf values are partnership, you treat people as partners. It is commitment, you’re committed to what you do. And you’re entrepreneur, you take the opportunity. And the fourth value is being human. So at Knauf, people are not a number in the system.

JENNIFER SCANLON:

I think that’s a really important element of our culture that will link with the Knauf culture. Safety is our number one core value. It’s something that is so ingrained so deeply in every employee, how important it is for every employee to go home in as good or better shape than they came to work every day.

ALEXANDER KNAUF:

Our commitment is to invest into the people of USG, to invest in the brand of USG, but also invest heavily into the plants of USG. The benefit of being a private company is that we can take investment decisions that favor long-term, strategic position at the expense of short-term financial goals.

JENNIFER SCANLON:

I think it’s a very useful strategy for a capital-intensive industry.

ALEXANDER KNAUF:

What will this mean for the people, for the employees, of USG? USG will continue to be an independent company, but under umbrella of private ownership. USG will continue to have a CEO that is based here in Chicago, in the U.S. So it’ll be managed locally. I want to assure the employees of USG that, as in the past and the future, we want to be able to attract, retain and to develop the best talent. And we are fully aware about that, that we have to pay competitive wages.

JENNIFER SCANLON:

Our employees have heard very clearly that your commitment to their future is real and it’s exciting for them. So what’s next for employees? First and foremost, I think employees need to remember that we are separate companies until this transaction closes. And the transaction’s expected to close in early 2019. Between now and then, I’ve encouraged everyone to focus on our goals, focus on our corporate priorities, hit your numbers and business as usual.

ALEXANDER KNAUF:

I’m really looking forward to getting to know all the USG employees. And I’m welcoming everybody to become a part of the Knauf family.

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Exhibit 2

Subject: Video: My Conversation with Alexander Knauf

USG team,

On June 11, we announced that we entered into an agreement for Knauf to acquire USG Corporation. We are confident that the combination of our two companies will create a leading building products manufacturer, create opportunities for our team to be part of a larger, more global organization, and allow us to better serve our customers with a comprehensive portfolio of products.

Alexander Knauf visited our Chicago headquarters last week, and we sat down to discuss what this exciting combination means for you as a USG employee. You can watch the video on USG Connections by clicking here.

It is important that our employees in the field see this video as well. We ask our manufacturing and sales leaders to download this video and share it with your teams.

Many of you have sent questions about the transaction to TransactionQuestions@usg.com. We are collecting the questions and preparing fact sheets and frequently asked questions, which will be posted to the Knauf Transaction Page on USG Connections in early July.

Thank you for your dedication, and for staying focused on working safely, running our business and serving our customers.

Regards,

Jenny

Jennifer F. Scanlon

President and Chief Executive Officer

USG Corporation

Cautionary Note Regarding USG Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to USG management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Knauf, including expected timing, completion and effects of the proposed transaction. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from USG management’s expectations and, accordingly, may affect its sales and profitability, liquidity and future value. Any forward-looking statements represent its views only as of today and should not be relied upon as representing its views as of any subsequent date, and USG undertakes no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain the necessary USG stockholder approval for the proposed transaction; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on USG; continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the USG Boral JV in the event the proposed transaction is not completed; the risk that the proposed transaction may not be completed in a timely manner or at all; the effect of restrictions placed on USG and its subsidiaries’ ability to operate their businesses under the merger agreement, including USG’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of USG’s management’s attention from ongoing business operations; the effect of the announcement of the proposed transaction on USG’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on USG’s business relationships, operating results and businesses generally; the outcome of any legal proceedings that may be instituted against USG related to the proposed transaction; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting USG that could cause actual results to differ materially from those in forward-looking statements may be found in USG’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the “Risk Factors” in USG’s most recent Annual Report on Form 10-K.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving USG and Knauf. In connection with the proposed transaction, USG intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that USG may file with the SEC or send to its stockholders in connection with the proposed transaction. USG STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and USG’s website, www.usg.com, and USG stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from USG. In addition, the documents (when available) may be obtained free of charge by a request in writing to USG at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.

Participants in Solicitation

USG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of USG common stock in respect of the proposed transaction. Information about the directors and executive officers of USG is set forth in the proxy statement for USG’s 2018 annual meeting of stockholders, which was filed with the SEC on March 29, 2018, USG’s proxy supplement, which was filed with the SEC on April 20, 2018, and in USG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 14, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.